Exhibit 99.3

Dyadic Announces Engagement of Gordian Group and Other Updates

JUPITER, Fla - October 24, 2007 - Dyadic International, Inc. (AMEX: DIL) announced today that on October 23, 2007, the Company engaged Gordian Group, LLC, to serve as the Company’s investment banker and financial adviser, to assist the Company in evaluating, exploring and, if deemed appropriate, pursuing and implementing certain strategic and financial options and transactions that may be available to the Company, including a possible sale, merger, restructuring, recapitalization, reorganization or other strategic or financial transaction. Gordian Group, LLC is a New York-based investment banking firm with expertise in financial advisory services. While the Company has commenced evaluating its available options, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for this effort, and there can be no assurance that any strategic or financial option or transaction will be presented, implemented or consummated.

Other Updates:

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On October 18, 2007, the Company entered into an employment agreement with Ms. Lisa De La Pointe, the Executive Vice President and Chief Financial Officer of the Company. The initial term of Ms. De La Pointe's employment under the agreement expires December 31, 2008, with automatic one-year extensions unless either party furnishes the other with notice of non-renewal not less than 90 days prior to the expiration of the then term.

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On October 18, 2007, a complaint was filed in the United States District Court for the Southern District of Florida, purporting to be a class action. The complaint names the Company, Mark A. Emalfarb, a director of the Company, and Wayne Moor, a director and the Chief Executive Officer and President of the Company, as defendants. The lawsuit claims that all or some of the defendants, among other things, violated federal securities laws by issuing various materially false and misleading statements and/or concealing material adverse facts that had the effect of artificially inflating the market price of the Company's securities and causing class members to overpay for the securities during the period from April 5, 2006 through April 23, 2007. The complaint seeks unspecified monetary damages and the costs and expenses incurred in prosecuting the action, among other things. Although the Company has not yet been served with a summons and complaint, the Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the ultimate outcome of this matter.

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On October 17, 2007, the Company was served with a summons and complaint filed in the United States District Court for the Southern District of Florida on October 12, 2007, purporting to be a class action. The complaint names the Company and the Company’s current directors, Mark A. Emalfarb, Stephen J. Warner, Harry Z. Rosengart and Richard J. Berman, and former directors, Robert B. Shapiro and Glenn E. Nedwin, as defendants. The lawsuit claims that all or some of the defendants, among other things, violated federal securities laws by issuing various materially false and misleading statements that had the effect of artificially inflating the market price of the Company's securities and causing class members to overpay for the securities during the period from November 10, 2006 through April 23, 2007. The complaint seeks unspecified monetary damages and the costs and expenses incurred in prosecuting the action, among other things. The Company intends to vigorously contest and defend the allegations under the complaint, but no assurances can be given as to the ultimate outcome of this matter.

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On October 11, 2007, the Company received written notice from T. Rowe Price Associates, Inc. ("T. Rowe Price") demanding rescission of the purchase by T. Rowe Price of 1,200,000 shares of the Company's common stock and warrants to purchase 240,000 shares of the Company's common stock under and in connection with that certain Securities Purchase Agreement dated as of November 17, 2006, and, in connection with such rescission, the return of the $5,616,000 purchase price paid by T. Rowe Price in the closing under the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company sold 2,787,00 shares of the Company's common stock and warrants to purchase 557,400 shares for an aggregate purchase price of approximately $13.0 million, in a so-called "PIPE" transaction which closed on December 1, 2006. T. Rowe Price's notice seeks rescission based on a claim that the Company's representations in the Securities Purchase Agreement regarding its financial statements were false and the Company's warranties in such agreement were breached. The Company's Executive Committee of the Board of Directors and senior management are reviewing the allegations and related documents and will respond appropriately and in due course. While the Company believes that T. Rowe Price's demand for rescission as set forth in the notice is without merit, no assurance can be given as to the ultimate outcome of this matter.

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On October 3, 2007, the Company received a purported written notice of default from the Mark A. Emalfarb Trust U/A/D October 1, 1987 (the “Emalfarb Trust”) pursuant to the Revolving Note dated as of May 29, 2003 (as amended, the "Revolving Note") and the Security Agreement dated as of May 29, 2003, as amended by the first amendment to the security agreement dated as of August 19, 2004 (the "Security Agreement"). The notice alleges that, with reference to certain events reported in the Company's previously filed Current Reports on Form 8-K, the Company is in default under the Revolving Note and Security Agreement because, among other alleged defaults, the Emalfarb Trust deems itself to be "insecure". The Company does not believe that it is in default under the Revolving Note and Security Agreement. Even if the notice were to be deemed a proper notice of default, the Revolving Note provides that the Company has 90 days from receipt of such notice to cure the default before an “event of default” occurs under the Revolving Note. If such an event occurs and is continuing under the Revolving Note, all unpaid principal, currently in the amount of approximately $2.4 million, and accrued interest on the Revolving Note then outstanding may become immediately due and payable at the option of the Emalfarb Trust.

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As disclosed on the Company's Current Report on Form 8-K filed on October 1, 2007, Mark A. Emalfarb commenced an arbitration proceeding against the Company before the American Arbitration Association seeking monetary damages resulting from the termination of his employment with the Company for cause, asserting, among other things, that "cause", as defined in his employment agreement with the Company, did not exist and that his reputation had been damaged by the Company. The arbitration will be conducted in West Palm Beach, Florida. On October 22, 2007, the Company filed its answering statement in this arbitration proceeding. The Company is vigorously contesting and defending the arbitration proceeding; however, no assurance can be given as to the ultimate outcome thereof.

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On September 25, 2007, the day after Mark A. Emalfarb's employment with the Company was formally terminated for cause, Mr. Emalfarb commenced an action in Delaware Chancery Court seeking an order compelling the Company to give Mr. Emalfarb access to certain books and records of the Company that he had previously demanded access to in his capacity as a director of the Company. Prior to and after the commencement of the action, the Company agreed to provide Mr. Emalfarb access to certain books and records of the Company and has delivered to Mr. Emalfarb's counsel certain of the books and records of the Company which Mr. Emalfarb demanded access to. The Company is vigorously contesting and defending the action (insofar as it relates to books and records that the Company believes Mr. Emalfarb and/or his counsel should not be allowed access to), and is seeking attorneys fees and costs from Mr. Emalfarb in connection with the action. However, no assurance can be given as to the ultimate outcome of this proceeding.

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Effective as of March 21, 2007, the maturity date of the Revolving Note held by the Emalfarb Trust was extended from January 1, 2008, to January 1, 2009, pursuant to a Fourth Amendment to the Revolving Note between Dyadic International, Inc., as borrower, and the Emalfarb Trust, as lender. The Revolving Note, which currently has a principal balance of approximately $2.4 million, plus accrued interest, and is secured by certain of the Company’s assets, was not otherwise modified by such Fourth Amendment. The Emalfarb Trust has as its beneficiary Mark A. Emalfarb, a director of the Company and the former Chief Executive Officer and President of the Company. As of March 28, 2007, Mark Emalfarb, through the Emalfarb Trust, owned approximately 19.5% of the Company's outstanding shares of common stock. Further, the Francisco Trust U/A/D February 28, 1996, whose beneficiaries are the spouse and descendants of Mark Emalfarb, owned approximately 15.9% of the Company's outstanding shares of common stock as of March 28, 2007.

On October 23, 2007, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes discussion of the above-mentioned items and related exhibits.

About Dyadic

Dyadic International, Inc. is a biotechnology company that uses its patented and proprietary technologies to conduct research and development activities for the discovery, development, and manufacture of products and enabling solutions to the bioenergy, industrial enzyme and pharmaceutical industries.

Cautionary Statement for Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements." These forward-looking statements involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of these risks and uncertainties, please see our filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including our Annual Report on Form 10-KSB for the year ended December 31, 2006, and our subsequent filings with the SEC. Except as required by law, we expressly disclaim any intent or obligation to update any forward-looking statements.

Contact:

Berkman Associates
Investor Relations Counsel to Dyadic International, Inc.
Neil Berkman, 310-826-5051
info@berkmanassociates.com